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                                                                  EXHIBIT  99.12



                                AMENDMENT NO. 2 TO
                          SECURITIES PURCHASE AGREEMENT

         This Amendment No. 2, dated August 29, 1996, is made to amend certain terms and provisions of the Securities Purchase Agreement dated September 26, 1990 between Response Technologies, Inc. (now named Response Oncology, Inc.), a Tennessee corporation (the "Company") and BMA Corporation (now named Seafield Capital Corporation), a Missouri corporation (the "Investor"), as previously amended by Amendment No. 1 to Securities Purchase Agreement dated as of July 25, 1991 (as previously amended said Securities Purchase Agreement is herein sometimes referred to as the "Agreement").

         WHEREAS, contemporaneously the Company has paid to the Investor all principal of and accrued interest on that certain Adjustable Rate Convertible Note, dated April 12, 1996, evidencing a $10,000,000 loan made on said date by the Investor to the Company; and

         WHEREAS, contemporaneously the Investor is acquiring from the Company 909,090 shares of the Company's common stock, par value $0.01 per share (the "New Shares"), for a purchase price per share of Eleven Dollars ($11.00), subject to the Company entering into this Amendment No. 2,

         NOW, THEREFORE, in consideration of the premises and the Investor's contemporaneous purchase of the New Shares from the Company, the parties agree as follows:

         1. Definitions. Defined terms used herein but not defined shall have the meanings respectively ascribed to them in the Agreement.

         2. Registration Rights. The terms and provisions of Section 5.1 of the Agreement ("Registration Rights") shall apply to the Investor and the Company with respect to all shares of the Company's common stock, par value $0.01 per share, owned by the Investor from time to time, including without limitation all New Shares. To that end, the term "Shares" as used in said Section 5.1 shall hereafter include not only Warrant Shares as specified in said Section 5.1, but also any and all shares of the Company's common stock, par value $0.01 per share, acquired after the date of the Agreement whether constituting New Shares, shares acquired as a result of the Company's one-for- five reverse stock split effected in November, 1995, or otherwise.


         3.    Representations, Etc.








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                                                                  EXHIBIT  99.12

               (a) The Investor represents that it has knowledge and experience in financial and business matters generally and that it has had access to the Company's records, operational affairs and other matters continually since October, 1990 as a result of the Investor's representation on the Company's Board of Directors, which commenced on that date. Accordingly, the Investor is capable of evaluating the merits and risks of its purchase of the New Shares and is able to bear the economic risks of said investment. The New Shares are being acquired by the Investor solely for the Investor's own account and with no present intention of making a public distribution thereof within the meaning the Securities Act of 1933, as amended (the "Securities Act") other than pursuant to a registration declared effective by the Securities and Exchange Commission. The Investor is aware that none of the New Shares have been registered under the Securities Act or any state securities laws and that, accordingly, the New Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

               (b) The Investor agrees that the provisions of Section 2.7 ("Transfer") of the Agreement shall apply to the New Shares.

               (c) The Company represents that the Investor's purchase of the New Shares has been approved by the Company's Board of Directors; that the Investor representatives on the Board of Directors did not participate in or vote upon such approval; that the Tennessee Business Combination Act, as such term is defined in Chapter 35 of the Tennessee Business Corporation Act (the "Corporation Act") is not applicable to the Investor; and that the Tennessee Control Share Acquisition Act, as such term is defined in Chapter 35 of the Corporation Act, is not applicable to the Company nor to the Investor with respect to the New Shares.

         4. Legal Opinion. The Company shall contemporaneously herewith cause its counsel to deliver to the Investor an opinion to the effect that, among other things, the New Shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, which opinion shall be in form reasonably acceptable to the Investor.

         5. Stock Market Listing. The Company shall contemporaneously herewith or promptly hereafter take all actions, including without limitation furnishing notification under NASD Rule 4310(c)(17), and pay all fees and expenses necessary to cause the New Shares to be included in and eligible for trading on the NASDAQ National Market.

         6.    Binding Effect; Inurement; Assignment.

               (a) This Amendment No. 2 and all of its terms and provisions shall be binding upon and shall inure to the benefit of the Company and the Investor and their respective successors and assigns. The Company acknowledges and agrees that the rights and





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                                                                  EXHIBIT  99.12

privileges afforded the Investor in the Agreement as amended, including without limitation those rights and privileges in Section 5.1 of the Agreement, are held, owned and possessed by the Investor, and all obligations of the Company under or pursuant to the Agreement as amended inure to the benefit of the Investor and its successors and assigns, notwithstanding (or as a result of) the previous assignment by the Investor to its then wholly owned subsidiary, Dakota Ventures, Inc., of the Investor's rights and privileges under the Agreement and the subsequent merger of the subsidiary into the Investor.

               (b) The Investor may assign its rights and privileges under the Agreement and this Amendment No. 2 to an entity which at the time of such an assignment constitutes a wholly-owned subsidiary of the Investor if simultaneously with such assignment there are transferred to said subsidiary some or all of either the New Shares or other shares of the Company's common stock, par value $0.01 per share, then owned by the Investor. Notwithstanding the Investor's assignment of such rights and privileges to a wholly owned subsidiary, the Investor shall remain responsible for its representations herein contained.

         7. Notices. All notices, requests and other communications under this Amendment No. 2 shall be made as provided in the Agreement.

         8. Choice of Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the principles of conflict of law.

         9. Counterparts. This Amendment No. 2 may be executed in counterparts which together shall constitute one and the same instrument.

         10. Entire Agreement. This Amendment No. 2, together with the Agreement, constitutes the entire agreement between the Company and the Investor relating to the subject matter hereof and there are no terms other than those contained herein and in the Agreement. Except as amended herein and hereby, the terms and provisions of the Agreement shall remain in full force and effect. This Amendment No. 2 may not be modified or amended except in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed on their respective behalves on the date first above written.

                                    COMPANY:

                                    RESPONSE ONCOLOGY, INC.


                                    By:
                                        --------------------------------------





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                                                                  EXHIBIT  99.12


                                    Name:
                                          ------------------------------------

                                    Title:
                                          ------------------------------------





                                    INVESTOR:

                                    SEAFIELD CAPITAL CORPORATION

                                    By:
                                          ------------------------------------

                                    Name:
                                          ------------------------------------

                                    Title:
                                          ------------------------------------




























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